EXHIBIT 5.1



                                  July 24, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Linda's Diversified Holdings Inc. (formerly Linda's Flame Roasted Chicken Incorporated)
                  Registration Statement on Form S-3; File No. 333-
                  ---------------------------------------------------

Dear Sirs:

     As counsel to Linda's Diversified Holdings Inc., a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit  5.1  to  the  Company's   Registration   Statement  on  Form  S-3  (the
"Registration Statement"). Each term used herein that is defined in the Registration Statement and has not been otherwise defined herein, shall have the meaning specified in the Registration Statement.

     The Registration Statement covers the following securities being offered by Selling Stockholders: 1,080,000 shares of Class A Common Stock, par value $.001 per share ("Shares"), 1,080,000 Redeemable Class C Warrants ("Warrants") and 1,080,000 shares ("Warrant Shares") underlying the Warrants.

     We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures on documents where we have not witnessed the execution thereof, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on such examination and such other investigations as we have deemed necessary, we are of the opinion that:

     1. The Shares, Warrants and Warrant Shares have been duly authorized.

     2. The Shares and Warrants are legally and validly issued, fully paid and nonassessable.

     3. The Warrant Shares have been duly reserved for issuance upon the exercise of the Warrants and will be legally and validly issued, fully paid and nonassessable when issued and paid for in accordance with the terms of the Warrants.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the Prospectus.


                                    Very truly yours,



                                    Fischbein Badillo Wagner Harding


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